UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

April 26, 2010

Date of Report (Date of earliest event reported)

LENNAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Northwest 107th Avenue, Miami, Florida 33172

(Address of principal executive offices) (Zip Code)

(305) 559-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: Concurrent with the filing of this Form 8-K, Lennar Corporation (the “Company”) is issuing an offering memorandum regarding a private debt offering. Because the offering memorandum incorporates by reference the Company’s 2009 financial statements, accounting rules require the Company to reissue its 2009 financial statements to retrospectively adopt certain accounting pronouncements that the Company was required to adopt in its first quarter of fiscal 2010. This Form 8-K updates the Company’s financial statements pursuant to the Securities Exchange Act of 1934 in order to retrospectively reflect items discussed below.

Item 2.02. Results of Operations and Financial Condition.

The disclosure below under Item 8.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.02.

Item 8.01. Other Events.

The Company is filing this Current Report on Form 8-K to update certain items of its Annual Report on Form 10-K for the fiscal year ended November 30, 2009 (the “Form 10-K”) to reflect the December 1, 2009 retrospective adoption for all periods presented of:

(1) Certain provisions of the Accounting Standards Codification (“ASC”) Topic 810, Consolidations, (“ASC 810”), which amended the consolidation guidance applicable to variable interest entities (“VIEs”), the definition of a VIE and requires enhanced disclosures related to VIEs. ASC 810 also changed (a) the presentation of noncontrolling interests, previously referred to as minority interests, on the consolidated balance sheets to be reflected as a component of total equity, (b) the separate disclosure on the consolidated statements of operations of the amount of net income (loss) attributable to Lennar and the noncontrolling interests, and (c) the separate disclosure on the statements of total equity of the changes attributable to both Lennar and the noncontrolling interests of its subsidiaries.

Pursuant to certain provisions of ASC 810, the Company expanded its disclosures related to VIEs including separately disclosing on its consolidated balance sheets the assets of the consolidated VIEs that are owned by the VIEs and non-recourse liabilities of consolidated VIEs, providing more information about the Company’s involvement in VIEs and providing a tabular presentation of the Company’s investment in unconsolidated VIEs and its maximum exposure to loss. The Company also updated its financial statements to reflect noncontrolling interests of its subsidiaries in accordance with (a), (b), and (c) above.

(2) Certain provisions of ASC Topic 260, Earnings Per Share (“ASC 260”), which requires all outstanding shares that contain non-forfeitable rights to dividends or dividend equivalents that participate in undistributed earnings with common stock to be considered participating securities and, therefore, be included in computing earnings per share pursuant to the two-class method.

Pursuant to provisions of ASC 260, the Company’s restricted common stock (“nonvested shares”) are considered participating securities, and therefore the Company has updated its calculation of earnings (loss) per share to reflect nonvested shares as participating securities. There was no impact to the Company’s earnings (loss) per share in the three year period ending November 30, 2009, except for the year ended November 30, 2008 where loss per share was impacted by $0.01, from $7.00 loss per share to $7.01 loss per share.

The Company is also separately disclosing a new reportable segment, Rialto Investments, that beginning in the Company’s first fiscal quarter of 2010 meets the reportable segment criteria set forth in ASC Topic 280, Segment Reporting, (“ASC 280”). As a result, all prior year segment information has been restated to conform with the 2010 presentation; however, this only impacted amounts disclosed in fiscal 2009 because there was no activity related to Rialto Investments prior to fiscal 2009. The change had no effect on the Company’s consolidated financial statements, except for certain reclassifications and disclosures.

All other items of the Form 10-K not presented herein remain unchanged. Accordingly, this Current Report on Form 8-K does not reflect events occurring after the filing of the Form 10-K, except as disclosed in Note 19 in the

Notes to Consolidated Financial Statements included in Exhibit 99.3 and should be read in conjunction with the Form 10-K and the filings made with the Securities and Exchange Commission subsequent to the filing of the Form 10-K. The Company has not updated matters in the Form 10-K except to the extent expressly provided above. Set forth in Exhibits 99.1, 99.2 and 99.3 are the Company’s Selected Financial Data, Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Financial Statements and Supplementary Data, respectively, for the years presented in the Form 10-K, each updated to reflect the items outlined above.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description of Document

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
99.1	Updated Item 6. Selected Financial Data.
99.2	Updated Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.
99.3	Updated Item 8. Financial Statements and Supplementary Data.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2010	Lennar Corporation

	By:	/s/ Bruce E. Gross
	Name:	Bruce E. Gross
	Title:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Document

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
99.1	Updated Item 6. Selected Financial Data.
99.2	Updated Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.
99.3	Updated Item 8. Financial Statements and Supplementary Data.